Exhibit 99.1

NUVERRA ANNOUNCES FOURTH QUARTER AND FULL YEAR 2017 RESULTS
- Q4 2017 revenue up 30% driven by improved pricing and increased business activity -
- Company achieves 2017 full year revenue growth of 16% -

SCOTTSDALE, AZ (March 5, 2018) - Nuverra Environmental Solutions, Inc. (NYSE American: NES) (“Nuverra” or the “Company”) today announced financial and operating results for the fourth quarter and full year ended December 31, 2017.
SUMMARY OF FINANCIAL RESULTS

•	Fourth quarter revenue was $46.4 million, an increase of approximately 29.8%, or $10.6 million, when compared with $35.8 million in the fourth quarter of 2016.

•	Net loss for the fourth quarter was $30.9 million, a reduction of $30.4 million, or approximately 49.6%, when compared with a net loss of $61.3 million in the fourth quarter of 2016.

•	Loss from continuing operations, adjusted for special items, for the fourth quarter was $17.3 million, compared with $26.0 million in the fourth quarter of 2016.

•	Adjusted EBITDA from continuing operations for the fourth quarter was $5.1 million, an increase of $2.6 million compared with $2.5 million in the fourth quarter of 2016.

•	Fourth quarter Adjusted EBITDA margin improved by 400 basis points.

•	Total liquidity as of December 31, 2017 was $20.5 million.

“Nuverra was well positioned to capitalize on an improved operating environment in the second half of 2017,” said Ed Lang, Chief Financial Officer. “We exited the year with strong financial results, including double digit topline growth and expanding margins. The industry momentum is continuing in 2018 and we are seeing increased drilling activity in all basins which we service. With our attractive asset base and improved liquidity position, we are investing to further improve and grow our business platform and expect to deliver another year of favorable results in 2018.”

FOURTH QUARTER 2017 RESULTS
Fourth quarter revenue was $46.4 million, an increase of $10.6 million, or 29.8%, from $35.8 million in the fourth quarter of 2016. Approximately 10.2% of the increase in revenue is attributable to pricing increases, while 19.6% is a result of increases in activities.
As a result of increased activity and a change in depreciation related to the application of fresh start accounting upon emergence from chapter 11, total costs and expenses, adjusted for special items, were $62.3 million, a 29.8% increase compared with $48.0 million in the fourth quarter of 2016.
Net loss for the fourth quarter was $30.9 million, a reduction of $30.4 million when compared with a net loss of $61.3 million in the fourth quarter of 2016. For the fourth quarter of 2017, the Company reported a net loss from continuing operations, adjusted for special items, of $17.3 million. Special items in the fourth quarter primarily included the loss on the sale of underutilized assets, non-recurring legal and professional fees, stock-based compensation expense, as well as $2.5 million in long-lived asset impairment charges for assets held for sale in the Rocky Mountain division. This compares with a loss from continuing operations, adjusted for special items, of $26.0 million in the fourth quarter of 2016.
Adjusted EBITDA from continuing operations for the fourth quarter was $5.1 million, an increase of $2.6 million compared with $2.5 million in the fourth quarter of 2016. Fourth quarter adjusted EBITDA margin from continuing operations was 11.1%, compared with 7.1% in the fourth quarter of 2016.
FULL YEAR 2017 RESULTS
Revenue for the year was $176.1 million, an increase of $23.9 million, or 15.7%, when compared with $152.2 million for 2016. Due to oil prices becoming more stable in 2017, customer demand for our services increased in all divisions in which we operate as compared to the same period in the prior year. Approximately 3.9% of the increase in revenue is attributable to pricing increases, while 11.8% is a result of increases in activities.
As a result of the application of fresh start accounting upon emergence from chapter 11, net income for the full year was $120.7 million, compared to a net loss of $168.9 million in the prior year. Net loss from continuing operations for the year, adjusted for special items, was $79.6 million, compared with a loss of $108.0 million for 2016. Year-to-date special items primarily included $218.0 million of capital reorganization costs incurred in connection with the application of fresh start accounting and after emergence from chapter 11 recorded to “Reorganization items, net.” Additionally, special items included the loss on the sale of underutilized assets, stock-based compensation expense, a $4.3 million gain on the change in fair value of the derivative warrant liability, and $4.9 million in long-lived asset impairment charges for assets held for sale in the Rocky Mountain and Southern divisions.
Adjusted EBITDA from continuing operations for the full year was $13.3 million, an increase of 70.0% when compared with 2016. Adjusted EBITDA margin from continuing operations for 2017 was 7.6%, compared with 5.2% in 2016.
CASH FLOW AND LIQUIDITY
Net cash used in operating activities from continuing operations for the full year ended December 31, 2017 was $25.4 million, while asset sales net of capital expenditures from continuing operations provided proceeds of $1.7 million.
Total liquidity as of December 31, 2017, consisting of cash and cash equivalents, available borrowings under our senior secured revolving credit facility and a delayed draw available on our second lien term loan facility, was $20.5 million. As of December 31, 2017, total debt outstanding was $39.1 million, consisting of $14.3 million under our senior secured term loan facility, $21.0 million under our second lien term loan facility, and $3.8 million of capital leases for vehicle financings.
BASIS OF PRESENTATION
As previously disclosed, the Company emerged from chapter 11 bankruptcy on August 7, 2017, or the “Effective Date,” and elected to apply fresh start accounting as of July 31, 2017 to coincide with the timing of the normal accounting period close. References to “Successor” relate to the financial position and results of operations of the reorganized Company subsequent to July 31, 2017, while references to “Predecessor” refer to the financial position and results of operations of the Company on and prior to July 31, 2017. The Successor and Predecessor GAAP results for the applicable periods are presented in the tables following this release.
For discussion purposes, the Company has combined the Successor and Predecessor periods to derive combined results for the year ended December 31, 2017. However, because of various adjustments to the condensed consolidated financial statements in connection with the application of fresh start accounting, the results of operations for the Successor period are not comparable to those of the Predecessor period. The Company believes that, subject to consideration of the impact of fresh start accounting, combining the results of the Successor and Predecessor periods provides meaningful information about the financial results of the Company, including revenues and costs that assist a reader in understanding the financial results for the applicable periods.

About Nuverra

Nuverra Environmental Solutions, Inc. is among the largest companies in the United States dedicated to providing comprehensive, full-cycle environmental solutions to customers in the energy market. Nuverra focuses on the delivery, collection, treatment, and disposal of restricted solids, water, wastewater, waste fluids, and hydrocarbons. The Company provides its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers. Find additional information about Nuverra in documents filed with the U.S. Securities and Exchange Commission (“SEC”) at http://www.sec.gov.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. You can identify these and other forward-looking statements by the use of words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “might,” “will,” “should,” “would,” “could,” “potential,” “future,” “continue,” “ongoing,” “forecast,” “project,” “target” or similar expressions, and variations or negatives of these words.

These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, and any forward-looking statements contained herein are based on information available to us as of the date of this press release and our current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Future performance cannot be ensured, and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include, among others: the effects of the restructuring on the Company and the interests of various constituents; risks and uncertainties associated with the restructuring process, including the outcome of a pending appeal of the order confirming the plan of reorganization and our ability to execute the requirements of the plan of reorganization subsequent to the Effective Date; our inability to maintain relationships with suppliers, customers, employees and other third parties as a result of our chapter 11 filing; the length of time the Company will operate under chapter 11 protection; risks associated with our indebtedness, including changes to interest rates, deterioration in the value of our machinery and equipment or accounts receivables, our ability to manage our liquidity needs and to comply with covenants under our credit facilities; our ability to attract, motivate and retain key executives and qualified employees in key areas of our business, including as a result of our completed chapter 11 restructuring; financial results that may be volatile and may not reflect historical trends due to, among other things, changes in commodity prices or general market conditions, acquisition and disposition activities, fluctuations in consumer trends, pricing pressures, changes in raw material or labor prices or rates related to our business and changing regulations or political developments in the markets in which we operate; our ability to attract and retain a sufficient number of qualified truck drivers in light of industry-wide driver shortages and high-turnover; the availability of less favorable credit and payment terms due to the downturn in our industry, our financial condition and the chapter 11 proceeding, including more stringent or costly payment terms from our vendors, which may further constrain our liquidity and reduce availability under our revolving credit facility; risks associated with our capital structure, including our ability to access necessary funding to generate sufficient operating cash flow to meet our debt service obligations; risks associated with the limited trading volume of our common stock on the NYSE American Stock Exchange, including fluctuations in the trading prices of our common stock; present and possible future claims, litigation or enforcement actions or investigations and their potential impact; difficulties in identifying, negotiating, executing, and completing acquisitions and divestitures, in connection with our strategic initiatives, and differences in the type and availability of consideration or financing for such acquisitions and divestitures; difficulties in successfully executing our growth initiatives, including difficulties in permitting, financing and constructing pipelines and waste treatment assets and in structuring economically viable agreements with potential customers, joint venture partners, financing sources and other parties; pricing pressures; risks associated with the operation, construction and development of saltwater disposal wells, solids and liquids treatment and transportation assets, landfills and pipelines, including access to additional locations and rights-of-way, environmental remediation obligations, unscheduled delays or inefficiencies and reductions in volume due to micro- and macro-economic factors or the availability of less expensive alternatives; risks associated with new technologies and the impact on our business; current and projected future uncertainties in commodities markets, including low oil and/or natural gas prices, and the potential impact on our ability to collect outstanding receivables as a result of the liquidity constraints on our customers; changes in customer drilling and completion activities and capital expenditure plans; the effects of competition in the markets in which we operate, including the adverse impact of competitive product announcements or new entrants into our markets and transfers of resources by competitors into our markets; shifts in production in shale areas where we operate and/or shale areas where we currently do not have operations; control of costs and expenses; and the regulatory environment.

The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this press release. The Company undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, changes in expectations or otherwise. Additional risks and uncertainties are disclosed from time to time in the Company’s filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Source: Nuverra Environmental Solutions, Inc.
602-903-7802
ir@nuverra.com

- Tables to Follow -

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Successor	Predecessor
	Three Months Ended	Three Months Ended
	December 31,	December 31,
	2017	2016
Revenue:
Service revenue	$41,775	$32,348
Rental revenue	4,655	3,434
Total revenue	46,430	35,782
Costs and expenses:
Direct operating expenses	40,967	28,602
General and administrative expenses	5,687	9,034
Depreciation and amortization	21,230	14,693
Impairment of long-lived assets	2,500	31,712
Total costs and expenses	70,384	84,041
Loss from operations	(23,954)	(48,259)
Interest expense, net	(1,409)	(13,856)
Other income, net	117	754
Reorganization items, net	(6,037)	—
Loss before income taxes	(31,283)	(61,361)
Income tax benefit	381	45
Net loss	$(30,902)	$(61,316)

Earnings per common share:
Net loss per basic common share	$(2.64)	$(0.45)

Net loss per diluted common share	$(2.64)	$(0.45)

Weighted average shares outstanding:
Basic	11,696	137,702
Diluted	11,696	137,702

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Successor	Predecessor
	Five Months Ended	Seven Months Ended	Year Ended
	December 31, 2017	July 31, 2017	December 31, 2016
Revenue:
Service revenue	$72,395	$86,564	$139,886
Rental revenue	7,793	9,319	12,290
Total revenue	80,188	95,883	152,176
Costs and expenses:
Direct operating expenses	67,077	81,010	129,624
General and administrative expenses	10,615	22,552	37,013
Depreciation and amortization	38,551	28,981	60,763
Impairment of long-lived assets	4,904	—	42,164
Total costs and expenses	121,147	132,543	269,564
Operating loss	(40,959)	(36,660)	(117,388)
Interest expense, net	(2,187)	(22,792)	(54,530)
Other income, net	411	4,247	5,778
Loss on extinguishment of debt	—	—	(674)
Reorganization items, net	(5,507)	223,494	—
(Loss) income from continuing operations before income taxes	(48,242)	168,289	(166,814)
Income tax benefit (expense)	347	322	(807)
(Loss) income from continuing operations	(47,895)	168,611	(167,621)
Loss from discontinued operations, net of income taxes	—	—	(1,235)
Net (loss) income	$(47,895)	$168,611	$(168,856)

Earnings per common share:
Basic (loss) income from continuing operations	$(4.09)	$1.12	$(1.84)
Basic loss from discontinued operations	—	—	(0.01)
Net (loss) income per basic common share	$(4.09)	$1.12	$(1.85)

Diluted (loss) income from continuing operations	$(4.09)	$0.97	$(1.84)
Diluted loss from discontinued operations	—	—	(0.01)
Net (loss) income per diluted common share	$(4.09)	$0.97	$(1.85)

Weighted average shares outstanding:
Basic	11,696	150,940	90,979
Diluted	11,696	174,304	90,979

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	Successor	Predecessor
	December 31,	December 31,
	2017	2016
Assets
Cash and cash equivalents	$5,488	$994
Restricted cash	1,296	1,420
Accounts receivable, net	30,965	23,795
Inventories	4,089	2,464
Prepaid expenses and other receivables	8,594	3,516
Other current assets	226	107
Assets held for sale	2,765	1,182
Total current assets	53,423	33,478
Property, plant and equipment, net	229,874	294,179
Equity investments	48	73
Intangibles, net	547	14,310
Goodwill	27,139	—
Deferred income taxes	84	—
Other assets	207	564
Total assets	$311,322	$342,604
Liabilities and Shareholders’ Equity
Accounts payable	$7,946	$4,047
Accrued liabilities	13,939	18,787
Current contingent consideration	500	—
Current portion of long-term debt	5,525	465,835
Derivative warrant liability	477	4,298
Total current liabilities	28,387	492,967
Deferred income taxes	—	495
Long-term debt	33,524	5,956
Long-term contingent consideration	—	8,500
Other long-term liabilities	6,438	3,752
Total liabilities	68,349	511,670
Commitments and contingencies
Shareholders’ equity (deficit):
Common stock	117	152
Additional paid-in capital	290,751	1,407,867
Treasury stock	—	(19,807)
Accumulated deficit	(47,895)	(1,557,278)
Total shareholders’ equity (deficit)	242,973	(169,066)
Total liabilities and shareholders’ equity	$311,322	$342,604

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Successor	Predecessor
	Five Months Ended	Seven Months Ended	Year Ended
	December 31,	July 31,	December 31,
	2017	2017	2016
Cash flows from operating activities:
Net (loss) income	$(47,895)	$168,611	$(168,856)
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Loss on the sale of TFI	—	—	1,235
Depreciation and amortization of intangible assets	38,551	28,981	60,763
Amortization of debt issuance costs, net	—	2,135	6,165
Accrued interest added to debt principal	473	11,474	26,684
Stock-based compensation	677	457	1,125
Impairment of long-lived assets	4,904	—	42,164
Gain on sale of UGSI	(76)	—	(1,747)
Loss (gain) on disposal of property, plant and equipment	5,695	(258)	3,512
Bad debt expense	91	788	(283)
Change in fair value of derivative warrant liability	(239)	(4,025)	(3,311)
Loss on extinguishment of debt	—	—	674
Deferred income taxes	(242)	(337)	225
Other, net	4,503	(11,295)	560
Reorganization items, non-cash	—	(218,600)	—
Changes in operating assets and liabilities:
Accounts receivable	(3,521)	(4,528)	18,676
Prepaid expenses and other receivables	(312)	472	(285)
Accounts payable and accrued liabilities	(5,034)	3,682	(13,507)
Other assets and liabilities, net	(4,036)	3,494	(45)
Net cash used in operating activities	(6,461)	(18,949)	(26,251)
Cash flows from investing activities:
Proceeds from the sale of property, plant and equipment	4,034	3,083	10,696
Purchases of property, plant and equipment	(2,231)	(3,149)	(3,826)
Proceeds from the sale of UGSI	76	—	5,032
Change in restricted cash	6,509	(6,385)	2,830
Net cash provided by (used in) investing activities	8,388	(6,451)	14,732
Cash flows from financing activities:
Proceeds from Predecessor revolving credit facility	—	106,785	154,514
Payments on Predecessor revolving credit facility	—	(129,964)	(233,667)
Proceeds from Predecessor term loan	—	15,700	55,000
Proceeds from debtor in possession term loan	—	6,875	—
Proceeds from Successor First and Second Lien Term Loans	—	36,053	—
Payments on Successor First and Second Lien Term Loans	(1,241)	—	—
Proceeds from Successor revolving facility	79,464	—	—
Payments on Successor revolving facility	(79,464)	—	—
Payments for debt issuance costs	—	(1,053)	(1,029)
Issuance of stock	—	—	5,000
Payments on vehicle financing and other financing activities	(2,391)	(2,797)	(6,614)
Net cash (used in) provided by financing activities	(3,632)	31,599	(26,796)
Net (decrease) increase in cash and cash equivalents	(1,705)	6,199	(38,315)
Cash and cash equivalents - beginning of period	7,193	994	39,309
Cash and cash equivalents - end of period	$5,488	$7,193	$994

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

This press release contains non-GAAP financial measures as defined by the rules and regulations of the United States Securities and Exchange Commission. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations or balance sheets of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are included in the attached financial tables.

These non-GAAP financial measures are provided because management of the Company uses these financial measures in evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business results, and evaluates overall performance with respect to such indicators. Management believes that excluding items such as acquisition expenses, amortization of intangible assets, stock-based compensation, asset impairments, restructuring charges, expenses related to litigation and resolution of lawsuits, and other charges, which may or may not be non-recurring, among other items that are inconsistent in amount and frequency (as with acquisition expenses), or determined pursuant to complex formulas that incorporate factors, such as market volatility, that are beyond our control (as with stock-based compensation), for purposes of calculating these non-GAAP financial measures facilitates a more meaningful evaluation of the Company’s current operating performance and comparisons to the past and future operating performance. The Company believes that providing non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share, in addition to related GAAP financial measures, provides investors with greater transparency to the information used by the Company’s management. These non-GAAP financial measures are not substitutes for measures of performance or liquidity calculated in accordance with GAAP and may not necessarily be indicative of the Company’s liquidity or ability to fund cash needs. Not all companies calculate non-GAAP financial measures in the same manner, and our presentation may not be comparable to the presentations of other companies.

For illustrative purposes, the Company has combined the Successor and Predecessor periods to derive combined results for the year ended December 31, 2017 for these non-GAAP reconciliations. The combination was generated by addition of comparable financial statement line item captions. However, because of various adjustments to the condensed consolidated financial statements in connection with the application of fresh start accounting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor period are not comparable to those of the Predecessor period. The financial information preceding these non-GAAP reconciliations provides the Successor and Predecessor GAAP results for the applicable periods. The Company believes that subject to consideration of the impact of fresh start accounting, combining the results of the Successor and Predecessor periods provides meaningful information about the financial results of the Company, including revenues and costs that assist a reader in understanding the financial results for the applicable periods.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Loss from Continuing Operations to EBITDA and Total Adjusted EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017 [1]	2016
(Loss) income from continuing operations	$(30,902)	$(61,316)	$120,716	$(167,621)
Depreciation and amortization	21,230	14,693	67,532	60,763
Interest expense, net	1,409	13,856	24,979	54,530
Income tax (benefit) expense	(381)	(45)	(669)	807
EBITDA	(8,644)	(32,812)	212,558	(51,521)
Adjustments:
Transaction-related costs, including earnout adjustments, net	—	—	—	(117)
Stock-based compensation	496	217	1,134	1,125
Change in fair value of derivative warrant liability	(379)	(737)	(4,264)	(3,311)
Capital reorganization costs [2]	—	4,033	9,448	14,310
Reorganization items, net [3]	6,036	—	(217,987)	—
Legal and environmental costs, net	124	(99)	2,168	3,128
Impairment of long-lived assets	2,500	31,712	4,904	42,164
Restructuring, exit and other costs	—	—	—	(379)
Loss on extinguishment of debt	—	—	—	674
Gain on the sale of UGSI	—	—	(76)	(1,747)
Loss on disposal of assets	5,008	219	5,437	3,512
Total Adjusted EBITDA	$5,141	$2,533	$13,322	$7,838

[1]	For illustrative purposes, the Company has combined the Successor and Predecessor periods to derive combined results for the year ended December 31, 2017.
[2]
Capital reorganization costs in 2017 represent costs related to the chapter 11 filing incurred prior to the May 1, 2017 filing date. Capital reorganization costs in 2016 represent costs incurred for the debt exchange executed in 2016.

[3]	Reorganization items, net represents the costs related to the chapter 11 filing incurred after the May 1, 2017 filing date.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands) (Unaudited)

Reconciliation of QTD Segment Performance to Adjusted EBITDA

Three months ended December 31, 2017	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$25,920	$10,075	$10,435	$—	$46,430
Direct operating expenses	24,457	8,874	7,636	—	40,967
General and administrative expenses	1,362	696	745	2,884	5,687
Depreciation and amortization	10,088	5,982	5,112	48	21,230
Loss from operations	(12,487)	(5,477)	(3,058)	(2,932)	(23,954)
Operating margin %	(48.2)%	(54.4)%	(29.3)%	NA	(51.6)%
Reorganization items, net	(464)	(42)	(63)	(5,468)	(6,037)
Loss from continuing operations before income taxes	(13,029)	(5,792)	(3,362)	(9,100)	(31,283)

Loss from continuing operations	(13,029)	(5,791)	(3,361)	(8,721)	(30,902)
Depreciation and amortization	10,088	5,982	5,112	48	21,230
Interest expense, net	102	113	114	1,080	1,409
Income tax benefit	—	(1)	(1)	(379)	(381)
EBITDA	$(2,839)	$303	$1,864	$(7,972)	$(8,644)

Adjustments, net	7,026	97	1,095	5,567	13,785
Adjusted EBITDA from continuing operations	$4,187	$400	$2,959	$(2,405)	$5,141
Adjusted EBITDA margin %	16.2%	4.0%	28.4%	NA	11.1%

Three months ended December 31, 2016	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$19,541	$8,104	$8,137	$—	$35,782
Direct operating expenses	15,386	7,668	5,548	—	28,602
General and administrative expenses	1,193	757	603	6,481	9,034
Depreciation and amortization	8,073	2,856	3,705	59	14,693
Loss from operations	(36,823)	(3,177)	(1,719)	(6,540)	(48,259)
Operating margin %	(188.4)%	(39.2)%	(21.1)%	NA	(134.9)%
Loss from continuing operations before income taxes	(36,863)	(3,242)	(1,725)	(19,531)	(61,361)

Loss from continuing operations	(36,863)	(3,241)	(1,724)	(19,488)	(61,316)
Depreciation and amortization	8,073	2,856	3,705	59	14,693
Interest expense, net	57	64	7	13,728	13,856
Income tax benefit	—	(1)	(1)	(43)	(45)
EBITDA	$(28,733)	$(322)	$1,987	$(5,744)	$(32,812)

Adjustments, net	31,701	97	79	3,468	35,345
Adjusted EBITDA from continuing operations	$2,968	$(225)	$2,066	$(2,276)	$2,533
Adjusted EBITDA margin %	15.2%	(2.8)%	25.4%	NA	7.1%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands) (Unaudited)

Reconciliation of YTD Segment Performance to Adjusted EBITDA

Year Ended December 31, 2017 [1]	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$103,033	$37,985	$35,053	$—	$176,071
Direct operating expenses	87,073	35,953	25,061	—	148,087
General and administrative expenses	6,517	3,073	3,258	20,319	33,167
Depreciation and amortization	34,072	16,168	17,075	217	67,532
Loss from operations	(29,295)	(17,209)	(10,579)	(20,536)	(77,619)
Operating margin %	(28.4)%	(45.3)%	(30.2)%	NA	(44.1)%
Reorganization items, net	(5,597)	27,902	22,360	173,322	217,987
(Loss) income from continuing operations before income taxes	(35,073)	10,375	11,544	133,201	120,047

(Loss) income from continuing operations	(35,073)	10,376	11,545	133,868	120,716
Depreciation and amortization	34,072	16,168	17,075	217	67,532
Interest expense, net	363	333	257	24,026	24,979
Income tax benefit	—	(1)	(1)	(667)	(669)
EBITDA	$(638)	$26,876	$28,876	$157,444	$212,558

Adjustments, net	15,542	(27,258)	(20,694)	(166,826)	(199,236)
Adjusted EBITDA from continuing operations	$14,904	$(382)	$8,182	$(9,382)	$13,322
Adjusted EBITDA margin %	14.5%	(1.0)%	23.3%	NA	7.6%

[1]	For illustrative purposes, the Company has combined the Successor and Predecessor periods to derive combined results for the year ended December 31, 2017.

Year Ended December 31, 2016	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$82,564	$36,446	$33,166	$—	$152,176
Direct operating expenses	65,066	36,673	27,885	—	129,624
General and administrative expenses	5,951	2,632	2,951	25,479	37,013
Depreciation and amortization	31,498	13,446	15,559	260	60,763
Loss from operations	(51,663)	(24,330)	(15,656)	(25,739)	(117,388)
Operating margin %	(62.6)%	(66.8)%	(47.2)%	NA	(77.1)%
Loss from continuing operations before income taxes	(51,951)	(24,226)	(15,741)	(74,896)	(166,814)

Loss from continuing operations	(51,951)	(24,225)	(15,786)	(75,659)	(167,621)
Depreciation and amortization	31,498	13,446	15,559	260	60,763
Interest expense, net	411	432	146	53,541	54,530
Income tax (benefit) expense	—	(1)	45	763	807
EBITDA	$(20,042)	$(10,348)	$(36)	$(21,095)	$(51,521)

Adjustments, net	34,209	8,917	4,627	11,606	59,359
Adjusted EBITDA from continuing operations	$14,167	$(1,431)	$4,591	$(9,489)	$7,838
Adjusted EBITDA margin %	17.2%	(3.9)%	13.8%	NA	5.2%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Loss from Continuing Operations and to EBITDA and Adjusted EBITDA from Continuing Operations

	Three months ended December 31, 2017
	As Reported	Special Items		As Adjusted
Revenue	$46,430	$—		$46,430
Direct operating expenses	40,967	(5,018)	[A]	35,949
General and administrative expenses	5,687	(610)	[B]	5,077
Total costs and expenses	70,384	(8,128)	[C]	62,256
Loss from operations	(23,954)	8,128	[C]	(15,826)
Loss from continuing operations	(30,902)	13,617	[D]	(17,285)

Loss from continuing operations	$(30,902)			$(17,285)
Depreciation and amortization	21,230			21,230
Interest expense, net	1,409			1,409
Income tax benefit	(381)			(213)
EBITDA and Adjusted EBITDA from continuing operations	$(8,644)			$5,141

Description of 2017 Special Items:
[A]	Special items primarily includes the loss on sale of underutilized assets.
[B]	Primarily attributable to stock-based compensation and non-routine legal expenses.
[C]	Primarily includes the aforementioned adjustments along with long-lived asset impairment charges of $2.5 million for assets classified as held-for-sale in the Rocky Mountain division.
[D]
Primarily includes the aforementioned adjustments along with $6.0 million of capital reorganization costs incurred after the chapter 11 filing recorded to “Reorganization items, net,” offset by a gain of $0.4 million associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the three months ended December 31, 2017 was (1.2)% and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Loss from Continuing Operations and to EBITDA and Adjusted EBITDA from Continuing Operations

	Three months ended December 31, 2016
	As Reported	Special Items		As Adjusted
Revenue	$35,782	$—		$35,782
Direct operating expenses	28,602	(218)	[E]	28,384
General and administrative expenses	9,034	(4,152)	[F]	4,882
Total costs and expenses	84,041	(36,082)	[G]	47,959
Loss from operations	(48,259)	36,082	[G]	(12,177)
Loss from continuing operations	(61,316)	35,319	[H]	(25,997)

Loss from continuing operations	$(61,316)			$(25,997)
Depreciation and amortization	14,693			14,693
Interest expense, net	13,856			13,856
Income tax benefit	(45)			(19)
EBITDA and Adjusted EBITDA from continuing operations	$(32,812)			$2,533

Description of 2016 Special Items:
[E]	Special items primarily includes the loss on sale of underutilized assets.
[F]
Primarily attributable to stock-based compensation, non-routine litigation expenses, non-routine professional fees and $4.0 million for capital reorganization costs incurred for the debt exchange executed in 2016.

[G]	Primarily includes the aforementioned adjustments along with long-lived asset impairment charges of $31.7 million for assets determined to be impaired in the Rocky Mountain division.
[H]
Primarily includes the aforementioned adjustments along with a gain of $0.7 million associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the three months ended December 31, 2016 was near zero percent and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Loss from Continuing Operations and to EBITDA and Adjusted EBITDA from Continuing Operations

	Year Ended December 31, 2017 [1]
	As Reported	Special Items		As Adjusted
Revenue	$176,071	$—		$176,071
Direct operating expenses	148,087	(6,032)	[A]	142,055
General and administrative expenses	33,167	(12,155)	[B]	21,012
Total costs and expenses	253,690	(23,091)	[C]	230,599
Loss from operations	(77,619)	23,091	[C]	(54,528)
Income (loss) from continuing operations	120,716	(200,346)	[D]	(79,630)

Income (loss) from continuing operations	$120,716			$(79,630)
Depreciation and amortization	67,532			67,532
Interest expense, net	24,979			24,979
Income tax (benefit) expense	(669)			441
EBITDA and Adjusted EBITDA from continuing operations	$212,558			$13,322

[1]	For illustrative purposes, the Company has combined the Successor and Predecessor periods to derive combined results for the year ended December 31, 2017.

Description of 2017 Special Items:
[A]	Special items primarily includes capital re-organization costs incurred prior to the chapter 11 filing and the loss on the sale of underutilized assets.
[B]
Primarily attributable to capital re-organization costs of $8.8 million incurred prior to the chapter 11 filing, as well as stock-based compensation, non-routine litigation expenses and non-routine professional fees.

[C]	Primarily includes the aforementioned adjustments along with long-lived asset impairment charges of $4.9 million for assets classified as held-for-sale primarily in the Rocky Mountain division.
[D]
Primarily includes the aforementioned adjustments along with $218.0 million of capital reorganization costs incurred in connection with the application of fresh start accounting and after emergence from chapter 11 recorded to “Reorganization items, net,” offset by a gain of $4.3 million associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the twelve months ended December 31, 2017 was (0.6)% and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Loss from Continuing Operations and to EBITDA and Adjusted EBITDA from Continuing Operations

	Year Ended December 31, 2016
	As Reported	Special Items		As Adjusted
Revenue	$152,176	$—		$152,176
Direct operating expenses	129,624	(5,850)	[E]	123,774
General and administrative expenses	37,013	(15,857)	[F]	21,156
Total costs and expenses	269,564	(63,871)	[G]	205,693
Loss from operations	(117,388)	63,871	[G]	(53,517)
Loss from continuing operations	(167,621)	59,646	[H]	(107,975)

Loss from continuing operations	$(167,621)			$(107,975)
Depreciation and amortization	60,763			60,763
Interest expense, net	54,530			54,530
Income tax expense	807			520
EBITDA and Adjusted EBITDA from continuing operations	$(51,521)			$7,838

Description of 2016 Special Items:
[E]	Special items primarily includes the loss on sale of underutilized assets and environmental clean-up charges.
[F]	Primarily attributable to stock-based compensation, non-routine legal and professional fees, and capital reorganization costs of $14.3 million incurred for the debt exchange executed in 2016
[G]
Primarily includes the aforementioned adjustments along with long-lived asset impairment charges for assets classified as assets-held-for-sale in the Northeast division of $2.4 million and the Southern division of $2.4 million, as well as impairment charges of $31.7 million for the Rocky Mountain division and $5.7 million for the Northeast division.

[H]
Primarily includes the aforementioned adjustments, along with a charge of $0.7 million in connection with the write-off of a portion of the unamortized deferred financing costs as a result of an amendment to our Predecessor Revolving Facility, a gain of $3.3 million associated with the change in fair value of the derivative warrant liability, and a gain on the sale of Underground Solutions, Inc. for $1.7 million. Additionally, our effective tax rate for the twelve months ended December 31, 2016 was 0.5% and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands) (Unaudited)

Reconciliation of Free Cash Flow from Continuing Operations

	Year Ended
	December 31,
	2017 [1]	2016
Net cash used in operating activities from continuing operations	$(25,410)	$(26,251)
Less: net cash capital expenditures [2]	1,737	6,870
Free Cash Flow	$(23,673)	$(19,381)

[1]	For illustrative purposes, the Company has combined the Successor and Predecessor periods to derive combined results for the year ended December 31, 2017.
[2]	Purchases of property, plant and equipment, net of proceeds received from sales of property, plant and equipment

Year-Over-Year Revenue Growth by Price, Activity and Acquisition

	Three Months Ended		Year Ended
	December 31, 2017		December 31, 2017 [1]
Total Revenue Growth	$10,648	29.8%	$23,895	15.7%

Breakdown of Total Revenue Growth:
Price	3,646	10.2	5,892	3.9
Activity	7,002	19.6	18,003	11.8
Acquisition	—	—	—	—
	$10,648	29.8%	$23,895	15.7%

[1]	For illustrative purposes, the Company has combined the Successor and Predecessor periods to derive combined results for the year ended December 31, 2017.

Year-Over-Year Adjusted EBITDA Growth by Price, Activity, Acquisition, and Corporate

	Three Months Ended		Year Ended
	December 31, 2017		December 31, 2017 [1]
Total Adjusted EBITDA Growth	$2,608	102.9%	$5,484	70.0%

Breakdown of Total Adjusted EBITDA Growth:
Price	3,263	128.8	4,876	62.2
Activity/Expense	(527)	(20.8)	502	6.4
Acquisition	—	—	—	—
Corporate	(128)	(5.1)	106	1.4
	$2,608	102.9%	$5,484	70.0%

[1]	For illustrative purposes, the Company has combined the Successor and Predecessor periods to derive combined results for the year ended December 31, 2017.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
SUPPLEMENTAL COMPANY AND INDUSTRY DATA
(Unaudited)

Company Assets and Utilization by Revenue Source

Year Ended
December 31, 2017
Water Trucks:
Count (approximate)	550
% Utilized [1]	52.0%

Salt Water Disposal Wells:
Count	48
% Utilized [2]	36.0%

Haynesville Pipeline:
% Utilized [2] [3]	46% - 89%

[1]	Trucking utilization assumes a five day work-week and running twelve hours per day.
[2]
Salt Water Disposal Well and Pipeline utilization is calculated based on functional capacity rather than permitted capacity. Functional capacity reflects any factors limiting volume such as pressure limits, pump or tank capacity, etc. and can potentially be increased with additional capital investment.

[3]	The range of utilization for the Haynesville Pipeline represents the high and low for the year.

Industry Statistics for the Basins in which Nuverra Operates

	Average for the Year Ended	Average for the Year Ended	Year-Over-Year
	December 31, 2017	December 31, 2016	Growth %
Pricing:
Oil price per barrel	$50.80	$43.29	17.3%
Natural gas price per tcf	$2.99	$2.52	18.7%

Operating Rigs	227	132	72.0%

Oil Production (barrels in thousands)	2,423	2,451	(1.1)%

Natural Gas Production (Mcf/d)	38,755	36,229	7.0%

Wells Completed	4,469	3,380	32.2%

Drilled Uncompleted Ending Inventory	3,134	2,955	6.1%